Exhibit 99.1

Venus Concept Announces First Quarter of 2021 Financial Results; Increases Fiscal Year 2021 Revenue Guidance

TORONTO, May 17, 2021 (PR Newswire) – Venus Concept Inc. (“Venus Concept” or the “Company”) (NASDAQ: VERO), a global medical aesthetic technology leader, announced financial results for the three months ended March 31, 2021.

First Quarter 2021 Financial Summary:

•	Total revenue of $22.6 million, compared to $14.5 million for the first quarter of 2020, an increase of $8.1 million, or 56%, year-over-year.
•	Gross margin of 67.4%, compared to 64.0% for the first quarter of 2020.
•	GAAP operating loss of $6.8 million, compared to a loss of $43.6 million for the first quarter of 2020, a decrease of $36.7 million, or 84%, year-over-year.
•
GAAP net loss attributable to stockholders of $9.3 million, compared to a net loss attributable to stockholders of $50.2 million for the first quarter of 2020, a decrease of $40.9 million, or 82%, year-over-year.

•	Adjusted EBITDA loss of $5.0 million, compared to Adjusted EBITDA loss of $13.7 million in the first quarter of 2020, a decrease of $8.7 million, or 63%, year-over-year.
•
The Company had $27.1 million and $34.4 million of cash and cash equivalents as of March 31, 2021 and December 31, 2020, respectively, and total debt obligations of approximately $80.1 million and $79.6 million as of March 31, 2021 and December 31, 2020, respectively.

Management Commentary:

“We delivered Q1 revenue growth of 56% year-over-year, ahead of expectations and reflecting our team’s strong execution of our focused commercial strategy amidst the continued challenging operating environment,” said Domenic Serafino, Chief Executive Officer of Venus Concept. “First quarter sales growth was driven by 93% growth in sales to U.S. customers and 32% growth in sales to International customers. First quarter sales benefitted from strong procedure-related activity in both our aesthetics and hair restoration businesses, and strong system sales results of our ARTAS iX®, Venus Versa and Venus Bliss compared to the prior year period.”

Mr. Serafino continued: “First quarter financial results reflect improvements in our gross margin and significant reduction in our operating loss and adjusted EBITDA compared to the prior year period. Based on our current assessment and strong pipeline activity, we believe that we will continue to see an improvement in capital equipment demand in the aesthetics and hair restoration markets as we move through 2021. We remain confident in our ability to deliver strong, above-market, growth in 2021 and we have increased our expectations for revenue growth of 28% to 35% year-over-year in fiscal year 2021. We continue to expect to drive strong operating leverage in 2021, as well. Importantly, the longer-term outlook for the Company is compelling as we continue to make progress in the area of product development; specifically, our efforts to develop the next generation robotic technology for medical aesthetic applications.”

First Quarter 2021 Highlights:

•
On March 25, 2021, the Company announced that Venus Williams, four-time Olympic Gold Medalist, seven-time Grand Slam Champion and entrepreneur, signed on as celebrity brand ambassador/endorser for Venus Bliss.

First Quarter 2021 Revenue by Region and by Product Type:

	Three Months Ended March 31
	2021	2020
	(dollars in thousands)
Revenues by region:
United States	$10,877	$5,640
International	11,720	8,868
Total revenue	$22,597	$14,508

*numbers may not foot due to rounding

	Three Months Ended March 31,
	2021		2020		Change
(in thousands, except percentages)	$	% of Total	$	% of Total	$	%
Revenues:
Subscription—Systems	$8,537	37.8	$6,813	47.0	$1,724	25.3
Products—Systems	9,810	43.4	3,498	24.1	6,312	180.4
Products—Other	3,055	13.5	2,717	18.7	338	12.4
Services	1,195	5.3	1,480	10.2	(285)	(19.3)
Total	$22,597	100.0	$14,508	100.0	$8,089	55.8

(1)	Products other include ARTAS procedure kits, Venus Concept’s Venus Skin and hair products, and other consumables.
(2)	Services include VeroGrafters™ technician services, 2two5 advertising agency services and extended warranty sales.

First Quarter 2021 Financial Results:

Total revenue for the first quarter of 2021 increased $8.1 million, or 56%, to $22.6 million, compared to $14.5 million for the first quarter of 2020. The increase in total revenue was a result of an increase of $5.2 million, or 93%, in United States revenue and an increase of $2.9 million, or 32%, in revenue from international markets. Total lease revenue, from sales of systems via our subscription model, increased $1.7 million, or 25%, to $8.5 million, compared to $6.8 million for the first quarter of 2020. Total products and services revenue for the first quarter of 2021 increased $6.4 million, or 83%, to $14.1 million, compared to $7.7 million for the first quarter of 2020.

The increase in total revenue, by product category, for the first quarter of 2021 was driven by an increase of $6.3 million, or 180%, in systems revenue, an increase of $1.7 million, or 25%, in lease revenue, an increase of $0.3 million, or 12%, in other products revenue, offset partially by a decrease of $0.3 million, or 19%, in services revenue. The percentage of systems revenue derived from our subscription model was approximately 47% in the three months ended March 31, 2021 compared to 66% in the three months ended March 31, 2020.

Gross profit for the first quarter of 2021 increased $6.0 million, or 64.0%, to $15.2 million, compared to $9.3 million for the first quarter of 2020. Gross margin was 67.4% of revenue for the first quarter of 2021, compared to 64.0% of revenue for the first quarter of 2020. The increase in gross margin is primarily related to higher sales of our Venus consumables, improved revenue mix after the discontinuation of our 2two5 advertising agency service and the non-recurrence of purchase price adjustment impact related to the acquisition of Restoration Robotics in the prior year period.

Operating expenses for the first quarter of 2021 decreased $30.8 million, or 58%, to $22.1 million, compared to $52.9 million for the first quarter of 2020. The year-over-year decrease in operating expenses in the first quarter of 2021 was primarily driven by a decrease in goodwill impairment of $27.5 million compared to the first quarter of 2020. The decrease in operating expenses was also due to a decrease of $2.0 million, or 14%, in general & administrative expenses, a decrease of $0.8 million, or 9%, in sales and marketing expenses and a decrease of $0.6 million, or 22%, in R&D expenses, compared to the prior year period.

Operating loss for the first quarter of 2021 was $6.8 million, compared to operating loss of $43.6 million for the first quarter of 2020, a decrease of $36.7 million, or 84%, year-over-year.

Net loss attributable to stockholders for the first quarter of 2021 was $9.3 million, or $0.17 per share, compared to net loss attributable to stockholders of $50.2 million, or $1.68 per share, for the first quarter of 2020. Weighted average shares used to compute net loss attributable to Venus Concept Inc. stockholders per share were 53.7 million and 29.8 million for the first quarters of 2021 and 2020, respectively.

Adjusted EBITDA loss for the first quarter of 2021 was $5.0 million, compared to Adjusted EBITDA loss of $13.7 million for the first quarter of 2020.

Updated Fiscal Year 2021 Revenue Guidance:

Assuming no significant and persistent resurgence of COVID-19 and related lockdown measures in key markets that would negatively impact the Company’s customer base, and based on strong pipeline activity, the Company now expects total revenue for the twelve months ending December 31, 2021 in the range of $100.0 million to $105.0 million, representing an increase of approximately 28% to 35%, year-over-year, compared to total revenue of $78.0 million for the twelve months ended December 31, 2020.

Conference Call Details:

Management will host a conference call at 5:00 p.m. Eastern Time on May 17, 2021 to discuss the results of the quarter with a question and answer session. Those who would like to participate may dial 877-407-2991 (201-389-0925 for international callers) and provide access code 13718675. A live webcast of the call will also be provided on the investor relations section of the Company’s website at ir.venusconcept.com.

For those unable to participate, a replay of the call will be available for two weeks at 877-660-6853 (201-612-7415 for international callers); access code 13718675. The webcast will be archived at ir.venusconcept.com.

About Venus Concept

Venus Concept is an innovative global medical aesthetic technology leader with a broad product portfolio of minimally invasive and non-invasive medical aesthetic and hair restoration technologies and reach in over 60 countries and 20 direct markets. Venus Concept focuses its product sales strategy on a subscription-based business model in North America and in its well-established direct global markets. Venus Concept’s product portfolio consists of aesthetic device platforms, including Venus Versa, Venus Legacy, Venus Velocity, Venus Fiore, Venus Viva, Venus Freeze Plus, Venus Glow, Venus Bliss, Venus Epileve and Venus Viva MD. Venus Concept’s hair restoration systems includes NeoGraft®, an automated hair restoration system that facilitates the harvesting of follicles during a FUE process and the ARTAS® and ARTAS iX® Robotic Hair Restoration systems, which harvest follicular units directly from the scalp and create recipient implant sites using proprietary algorithms. Venus Concept has been backed by leading healthcare industry growth equity investors including EW Healthcare Partners (formerly Essex Woodlands), HealthQuest Capital, Longitude Capital Management, and Aperture Venture Partners.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about our financial performance; the growth in demand for our systems and other products; and general economic conditions, including the global economic impact of COVID-19, and involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which the Company operates and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this communication may turn out to be inaccurate. Factors that could materially affect our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under Part I Item 1A—“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this communication. Unless required by law, the Company does not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

Investor Relations Contact:

Westwicke Partners on behalf of Venus Concept:

Mike Piccinino, CFA

VenusConceptIR@westwicke.com

Venus Concept Inc.

Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$26,992	$34,297
Restricted cash	83	83
Accounts receivable, net of allowance of $17,694 and $18,490 as of March 31, 2021, and December 31, 2020	51,070	52,764
Inventories	17,985	17,759
Prepaid expenses	2,131	2,240
Advances to suppliers	4,004	2,587
Other current assets	4,410	5,674
Total current assets	106,675	115,404
LONG-TERM ASSETS:
Long-term receivables	19,296	21,148
Deferred tax assets	964	884
Severance pay funds	680	685
Property and equipment, net	3,132	3,539
Intangible assets	18,010	18,865
Total long-term assets	42,082	45,121
TOTAL ASSETS	$148,757	$160,525
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables	$6,143	$6,322
Accrued expenses and other current liabilities	16,330	20,253
Taxes payable	1,376	1,132
Unearned interest income	2,444	1,950
Warranty accrual	1,222	1,106
Deferred revenues	1,616	1,752
Total current liabilities	29,131	32,515
LONG-TERM LIABILITIES:
Long-term debt	75,940	75,491
Government assistance loans	4,151	4,110
Taxes payable	478	478
Accrued severance pay	782	755
Deferred tax liabilities	574	811
Unearned interest income	1,034	1,778
Warranty accrual	471	533
Other long-term liabilities	247	293
Total long-term liabilities	83,677	84,249
TOTAL LIABILITIES	112,808	116,764
Commitments and Contingencies (Note 8)
STOCKHOLDERS’ EQUITY (Note 1):
Common Stock, $0.0001 par value: 300,000,000 shares authorized as of March 31, 2021 and December 31, 2020; 54,069,630 and 53,551,126 issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	26	26
Additional paid-in capital (Note 1)	203,221	201,598
Accumulated deficit	(166,651)	(157,392)
TOTAL STOCKHOLDERS’ EQUITY	36,596	44,232
Non-controlling interests	(647)	(471)
	35,949	43,761
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$148,757	$160,525

Venus Concept Inc.
Condensed Consolidated Statements of Operations
(In thousands of U.S. dollars, except per share data)

	Three Months Ended March 31
	2021	2020
Revenue
Leases	$8,537	$6,813
Products and services	14,060	7,695
	22,597	14,508
Cost of goods sold
Leases	1,770	1,452
Products and services	5,593	3,776
	7,363	5,228
Gross profit	15,234	9,280
Operating expenses:
Selling and marketing	7,854	8,611
General and administrative	12,165	14,176
Research and development	2,051	2,624
Goodwill impairment	—	27,450
Total operating expenses	22,070	52,861
Loss from operations	(6,836)	(43,581)
Other expenses:
Foreign exchange loss	714	4,279
Finance expenses	1,885	2,254
Loss before income taxes	(9,435)	(50,114)
Income tax expense	—	589
Net loss	(9,435)	(50,703)
Loss attributable to stockholders of the Company	(9,259)	(50,190)
Loss attributable to non-controlling interest	(176)	(513)

Net loss per share:
Basic	$(0.17)	$(1.68)
Diluted	$(0.17)	$(1.68)
Weighted-average number of shares used in per share calculation:
Basic	53,744	29,812
Diluted	53,744	29,812

Use of Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure defined as net loss income before foreign exchange loss, financial expenses, income tax expense, depreciation and amortization, stock-based compensation and non-recurring items for a given period. Adjusted EBITDA is not a measure of our financial performance under U.S. GAAP and should not be considered an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Accordingly, you should consider Adjusted EBITDA along with other financial performance measures, including net income, and our financial results presented in accordance with U.S. GAAP. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently or not at all, which reduces its usefulness as a comparative measure. We understand that although Adjusted EBITDA is frequently used by securities analysts, lenders and others in their evaluation of companies, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are: Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments; Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and although depreciation and amortization are a non-cash charges, the assets being depreciated will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

We believe that Adjusted EBITDA is a useful measure for analyzing the performance of our core business because it facilitates operating performance comparisons from period to period and company to company by backing out potential differences caused by changes in foreign exchange rates that impact financial assets and liabilities denominated in currencies other than the U.S. dollar, tax positions (such as the impact on periods or companies of changes in effective tax rates), the age and book depreciation of fixed assets (affecting relative depreciation expense), amortization of intangible assets, stock-based compensation expense (because it is a non-cash expense) and non-recurring items as explained below.

The following reconciliation of net loss to Adjusted EBITDA for the periods presented:

Venus Concept Inc.

Reconciliation of Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31
	2021	2020
Reconciliation of net loss to Adjusted EBITDA	(in thousands)
Net loss	$(9,435)	$(50,703)
Foreign exchange loss	714	4,279
Interest expense	1,138	2,108
Accretion on long-term debt and amortization of fees	747	146
Income tax expense	—	589
Depreciation and amortization	1,304	1,245
Stock-based compensation expense	508	517
Goodwill impairment charge	—	27,450
Other adjustments (1)	—	638
Adjusted EBITDA	$(5,024)	$(13,731)

(1) For the three months ended March 31, 2020, the other adjustments are mainly represented by severance and retention payments.